CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of PIMCO Dynamic Income Fund of our reports dated August 26, 2021, relating to the financial statements and financial highlights, which appear in PIMCO Dynamic Income Fund’s, PIMCO Dynamic Mortgage and Credit Fund’s, and PIMCO Income Opportunity Fund’s Annual Report on Form N-CSR for the year ended June 30, 2021. We also consent to the reference to us under the heading “EXPLANATORY NOTE” in such Registration Statement.

Kansas City, Missouri

December 7, 2021